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                       USLIFE Corporation
     Form 10-Q for the Quarterly Period Ended June 30, 1994
                          Exhibit Index


Exhibit Number
Per Item 601 of
Regulation S-K
_______________

10(i) Seventh amendment dated as of May 1, 1994 to an employment contract dated as of April 1, 1989, as amended, between USLIFE Corporation and Gordon E.
          Crosby, Jr.

  (ii)    Sixth  amendment   dated  as  of  May  1,  1994  to  an
          employment contract  dated as  of  April  1,  1989,  as
          amended,  between   USLIFE  Corporation  and  Greer  F.
          Henderson.

  (iii)   Sixth  amendment   dated  as  of  May  1,  1994  to  an
          employment contract dated as of April 1, 1989, as amended, between USLIFE Corporation and Christopher S.
          Ruisi.

  (iv) Fourth amendment dated as of May 1, 1994 to an employment contract dated as of April 16, 1990, as amended, between USLIFE Corporation and William A.
          Simpson.

  (v)     Sixth  amendment   dated  as  of  May  1,  1994  to  an
          employment contract  dated as  of  April  1,  1989,  as
          amended,  between   USLIFE  Corporation  and  A.  Scott
          Bushey.

  (vi)    Sixth  amendment   dated  as  of  May  1,  1994  to  an
          employment contract  dated as  of  April  1,  1989,  as
          amended,  between   USLIFE  Corporation   and  John  D.
          Gavrity.

  (vii)   Sixth  amendment   dated  as  of  May  1,  1994  to  an
          employment contract dated as of April 1, 1989, as amended, between USLIFE Corporation and Wesley E.
          Forte.